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                                                                    EXHIBIT 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our reports dated February 16, 1999 relating to the financial statements and financial statement schedule, which appear in @Track Communications, Inc.'s (formerly HighwayMaster Communications, Inc.) Annual Report on Form 10-K/A for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Dallas, Texas
October 15, 2001